UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2007

ACROSS AMERICA REAL ESTATE CORP.
 (Exact name of registrant as specified in its charter)

Colorado	000-50764	20-0003432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Seventeenth Street, Suite 450, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 893-1003

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to “us,” “we,” or “the Company” refer to Across America Real Estate Corp. and its subsidiaries.

Item 5.02 Appointment of New Principal Officer

Mr. Terry Thompson has been elected by our Board of Directors as the new Senior Vice President-Operations. Mr. Thompson will be responsible for managing our Operations and Customer Relations organizations and will report directly to our President & CEO, Ann Schmitt.

Most recently, Mr. Thompson was Vice President, Director of Management Services for Grubb & Ellis, where he oversaw all operations within the state of Texas. Prior to Grubb & Ellis, he was Managing Director with Kennedy-Wilson where he oversaw all aspects of operations and leasing programs. He has also held senior positions with Senterra Development, Horizon Group, and Famco Services, Inc. He has more than twenty years experience in the commercial real estate arena, and most recently He is a graduate of Letourneau University and member of IREM, BOMA, IFMA, and ICSC.

Under our employment arrangement with Mr. Thompson, he will be paid a base salary of $170,000 per annum and will be eligible under our bonus program. He will also receive a stock option to acquire 40,000 shares at the then-current market price with a four year vesting, with 10,000 options vesting each year on the anniversary of his employment.

He will also participate in our Company health and dental plan and life and disability insurance program. We will pay his moving costs and provide him with a living allowance prior to his final move to Colorado.

Item 7.01 Regulation FD Disclosure

On April 11, 2007, we announced the appointment of a Senior Vice President-Operations. In accordance with General Instruction B.2. of Form 8-K, the information set forth in this Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or in the Exchange Act except as may be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 News release dated April 11, 2007 announcing appointment.

Exhibit 99.1 Press Release

Across America Hires Terry Thompson as Senior Vice President of Operations

DENVER, COLORADO, April 11, 2007 – Across America Real Estate Corp. (AARD.OB) announced the hiring of Terry Thompson as Senior Vice President of Operations. Mr. Thompson will be responsible for managing the Operations and Customer Relations organizations for Across America Real Estate and report directly to President & CEO, Ann Schmitt.

Mr. Thompson has more than twenty years experience in the commercial real estate arena, and most recently was Vice President, Director of Management Services for Grubb & Ellis, where he oversaw all operations within the state of Texas. Prior to Grubb & Ellis, he was Managing Director with Kennedy-Wilson where he oversaw all aspects of operations and leasing programs. He has also held senior positions with Senterra Development, Horizon Group, and Famco Services, Inc. He is a graduate of Letourneau University and member of IREM, BOMA, IFMA, and ICSC.

“Bringing Terry Thompson on board as our Senior Vice President of Operations is another critical building block for us,” said Across America CEO, Ann Schmitt. “His focus on excellence in service delivery, standards and measures, operational process and controls, and understanding of technology applications will be integral to our company’s development and growth.”

About Across America Real Estate Corp.
Based in Denver, Colorado, Across America Real Estate Corp. (AARD.OB) partners with national retailers and their developers to provide 100% project funding for rapid retail expansion. The Company operates in the niche that is the single pad small box retail market in the commercial real estate industry. Across America strives to create financing solutions for increasing retail productivity and profit. Please visit us at our website.

For more information please contact:
Doug Backman
DB Marketing Ltd.
303 468-3974
doug@dbmarketingltd.com

The statements included in this press release concerning predictions of economic performance and management’s plans and objectives constitute forward- looking statements regarding us are subject to certain risks and uncertainties posed by many factors and events that could cause our actual predictions of economic performance and management’s plans and objectives to differ materially from those that may be anticipated by such forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in AARD’s Securities and Exchange Commission filings; completion of due diligence and certain other pre-closing conditions for all incomplete transactions; economic downturns affecting the operations of AARD, its subsidiaries or proposed transactions; the inability to initiate or complete any transaction; adverse financial performance by AARD or any of its subsidiaries; adverse equity market conditions and declines in the value of AARD common stock; and the unavailability of financing to complete management’s plans and objectives. The forward-looking statements contained in this press release speak only as of the date hereof and AARD disclaims any intent or obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2007

Across America Real Estate Corp

By: /s/ Ann L. Schmitt
Ann L. Schmitt
Chief Executive Officer